Sterling Bancshares, Inc., News Release
July 24, 2007

NEWS RELEASE
For More Information Contact:	For Release - July 24, 2007
J. Downey Bridgwater, Chairman, President & Chief Executive Officer, (713) 507-2670 Zach L. Wasson, Executive Vice President & Chief Financial Officer, (713) 507-1297

STERLING BANCSHARES REPORTS SECOND QUARTER 2007 EARNINGS
Net Income of $13.1 Million or $0.18 per share

HOUSTON, TX, July 24, 2007 - Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $13.1 million, or $0.18 per diluted share for the second quarter ended June 30, 2007, a 16% increase in net income when compared to the $11.3 million, or $0.16 per diluted share earned for the second quarter of 2006.

Net income for the six months ended June 30, 2007 was $25.0 million, or $0.34 per diluted share compared with $21.3 million, or $0.31 per diluted share for the same period in 2006.

The Company completed its acquisition of MBM Advisors, Inc. (MBM) on June 28, 2007. MBM is a Houston-based investment advisory and pension administration/consulting firm with approximately $700 million in assets under management. MBM currently has locations in Houston and Dallas, Texas. The results of operations for MBM will be included in the Company's financial results beginning in the third quarter of 2007.

"We are pleased with our results for the second quarter which are reflective of the continued execution of our expense management initiative, the successful systems and operational integration of Partners Bank of Texas and continued favorable trends in asset quality," commented J. Downey Bridgwater, Sterling's Chairman, President and Chief Executive Officer. "In addition to completing the operational integration of Partners Bank during the second quarter, we completed the acquisition of MBM Advisors which provides for increased opportunities to serve the owners of small and medium-sized businesses and their employees while enhancing our non-interest income."

Period-end total loans held for investment increased $65 million or 2% on a linked-quarter basis to $3.3 billion at June 30, 2007 and up $395 million or 14% since June 30, 2006. Average loans held for investment were $3.2 billion for the second quarter of 2007, up $177 million on a linked-quarter basis and up $421 million or 15% from the second quarter of 2006.

Period-end total deposits increased $75 million to $3.7 billion at June 30, 2007, up 2% on a linked-quarter basis and up $746 million or 25% since June 30, 2006. Average total deposits for the second quarter of 2007 were up $273 million or 8% linked-quarter and up $673 million or 23% from the second quarter of 2006.

Sterling Bancshares, Inc., News Release
July 24, 2007

The Company's average loan and deposit balances for the second quarter of 2007 benefited from having completed the acquisition of Partners Bank on March 30, 2007. Partners Bank operated four banking centers in the Houston area and had assets of approximately $191 million, loans of $142 million, and deposits of $166 million at the date of acquisition.

Net charge-offs for the second quarter of 2007 were $1.0 million or 0.13% annualized of average total loans, compared to $1.2 million or 0.16% annualized for the second quarter of 2006. The allowance for loan losses at June 30, 2007 was $33.5 million and represented 1.01% of total period-end loans.

Net interest income for the second quarter of 2007 was $46.8 million, up $2.2 million or 5% linked-quarter. The Company's tax equivalent net interest margin decreased 9 basis points to 4.81% for the second quarter of 2007 compared to 4.90% for the first quarter of 2007 due primarily to a change in the mix and rate paid on interest-bearing deposits.

Noninterest income was $7.5 million in the second quarter of 2007, down $416 thousand on a linked-quarter basis and down $1.5 million as compared with the second quarter of 2006. During the second quarter of 2006, the Company sold a multi-tenant office building resulting in a gain of $1.1 million.

Noninterest expense for the second quarter of 2007 was $34.3 million, up $508 thousand on a linked-quarter basis and up $1.1 million as compared with the second quarter of 2006. Noninterest expense for the second quarter of 2007 included pre-tax acquisition costs of $166 thousand and $450 thousand related to an employee severance payment. Noninterest expense for the first quarter of 2007 included pre-tax acquisition costs of $754 thousand. The increase in noninterest expense on a linked-quarter basis was due primarily to the addition of Partners Bank on March 30, 2007 which resulted in additional expenses of approximately $1.5 million. The results of operations for Partners Bank were included in the Company's financial results for the entire second quarter of 2007. During the second quarter of 2006, remaining unamortized debt issuance costs totaling $1.3 million were written off and are included in other noninterest expense. Since the second quarter of 2006, the Company has completed two acquisitions resulting in overall increases in most expense categories. The Company's efficiency ratio improved to 61.76% for the second quarter of 2007 from 62.59% for the first quarter of 2007 and 62.55% for the second quarter of 2006.

At June 30, 2007, Sterling had total assets of $4.4 billion, total loans of $3.3 billion and total deposits of $3.7 billion. Shareholders' equity of $445 million at June 30, 2007 was 10.0% of total assets. Book value per common share at period-end was $6.09.

Conference Call

Management will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Tuesday, July 24, 2007 at 11:00 a.m. Eastern Time. To participate, visit the Investor Relations section of the Company's web site at http://www.banksterling.com or call (612) 288-0329. An audio archive of the call will also be available on the web site beginning Wednesday, July 25, 2007.

Sterling Bancshares, Inc., News Release
July 24, 2007

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared. The Company does not assume any obligation to update the forward-looking statements. There are several factors, many beyond the Company's control that could cause results to differ significantly from expectations including adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing and the ability to integrate acquisitions and realize expected cost savings and revenue enhancements. Additional factors can be found in the Company's 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's web site (www.sec.gov).

About Sterling Bancshares

Sterling Bancshares, Inc., is a Houston-based bank holding company with total assets of $4.4 billion, which operates 49 banking centers in the greater metropolitan areas of Houston, San Antonio, and Dallas, Texas. These cities are the 4th, 7th and 9th largest in the United States, respectively, based on population. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "SBIB". For more information on Sterling Bancshares, please visit the Company's web site at http://www.banksterling.com.

-Tables to follow-

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended			Year-to-date
	Jun. 30,	Mar. 31,	Jun. 30,
	2007	2007	2006	2007	2006
Profitability
Net Income	$13,098	$11,923	$11,269	$25,021	$21,301

Earnings per common share (1)
Basic	$0.18	$0.17	$0.17	$0.35	$0.31
Diluted	$0.18	$0.17	$0.16	$0.34	$0.31

Return on average common equity (2)	11.66%	11.60%	13.10%	11.63%	12.54%

Return on average assets (2)	1.21%	1.18%	1.19%	1.19%	1.14%

Net interest margin (3)	4.81%	4.90%	5.01%	4.86%	4.96%

Efficiency Ratio (4):
Consolidated	61.76%	62.59%	62.55%	62.16%	63.86%
Sterling Bank	59.31%	60.48%	60.21%	59.88%	61.31%

Liquidity and Capital Ratios
Average loans to average deposits	91.08%	93.19%	96.05%	92.09%	95.99%
Period-end stockholders' equity to total assets	10.08%	10.27%	9.08%	10.08%	9.08%
Average stockholders' equity to average assets	10.38%	10.16%	9.11%	10.27%	9.11%
Period-end tangible capital to total tangible assets	6.20%	6.52%	6.91%	6.20%	6.91%
Tier 1 capital to risk-weighted assets	8.89%	9.11%	9.19%	8.89%	9.19%
Total capital to risk-weighted assets	10.91%	11.18%	11.41%	10.91%	11.41%
Tier 1 leverage ratio (Tier 1 capital to average assets)	8.41%	9.02%	8.65%	8.41%	8.65%

Other Data
Shares used in computing earnings per common share
Basic shares	73,295	71,084	68,132	72,196	68,068
Diluted shares	73,783	71,750	68,801	72,702	68,739
End of period common shares outstanding	73,057	73,401	68,116	73,057	68,116

Book value per common share at period-end
Total	$6.09	$6.07	$5.05	$6.09	$5.05
Tangible	$3.59	$3.70	$3.76	$3.59	$3.76
Cash dividends paid per common share	$0.0525	$0.0525	$0.047	$0.105	$0.093
Common stock dividend payout ratio	29.35%	31.26%	28.20%	30.26%	29.79%
Full-time equivalent employees	1,048	1,066	1,015	1,048	1,015
Number of banking centers	49	49	40	49	40

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2007	2007	2006	2006	2006
ASSETS
Cash and cash equivalents	$161,482	$189,207	$134,775	$146,442	$106,531
Interest-bearing deposits in financial institutions	-	99	198	21,666	99
Trading assets	398	85	-	-	-
Available-for-sale securities, at fair value	433,325	435,255	409,351	527,806	455,122
Held-to-maturity securities, at amortized cost	177,075	165,277	164,263	167,243	120,153

Loans held for sale	71,380	52,962	54,722	72,789	24,215
Loans held for investment	3,251,164	3,186,601	3,077,845	3,030,344	2,856,661
Total loans	3,322,544	3,239,563	3,132,567	3,103,133	2,880,876
Allowance for loan losses	(33,450)	(33,487)	(32,027)	(34,146)	(31,882)
Loans, net	3,289,094	3,206,076	3,100,540	3,068,987	2,848,994

Premises and equipment, net	26,408	25,762	23,475	42,115	37,169
Real estate acquired by foreclosure	3,064	2,624	1,465	1,764	1,171
Goodwill	165,711	159,958	130,858	129,131	85,026
Core deposits and other intangibles, net	17,172	13,966	10,299	10,728	3,162
Accrued interest receivable	19,811	18,840	18,692	18,576	15,002
Other assets	119,254	118,161	123,643	129,666	117,491
TOTAL ASSETS	$4,412,794	$4,335,310	$4,117,559	$4,264,124	$3,789,920

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,144,049	$1,132,744	$1,058,135	$1,045,416	$1,033,743
Interest-bearing demand	1,332,469	1,320,245	1,229,313	1,207,722	1,032,465
Certificates and other time	1,254,338	1,202,715	1,047,163	1,065,372	918,167
Total deposits	3,730,856	3,655,704	3,334,611	3,318,510	2,984,375
Short-term borrowings	57,840	32,439	220,675	372,250	330,700
Subordinated debt	45,408	46,467	46,135	46,018	44,358
Junior subordinated debt	82,734	82,734	56,959	56,959	52,836
Accrued interest payable and other liabilities	50,977	72,547	49,894	70,611	33,637
Total liabilities	3,967,815	3,889,891	3,708,274	3,864,348	3,445,906

COMMITMENTS AND CONTINGENCIES	-	-	-	-	-

SHAREHOLDERS' EQUITY
Common stock	74,724	74,526	71,938	71,839	68,679
Capital surplus	108,238	106,926	80,927	79,822	40,674
Retained earnings	289,629	280,375	272,179	262,678	254,125
Treasury stock	(19,413)	(13,150)	(10,902)	(8,540)	(6,111)
Accumulated other comprehensive loss, net of tax	(8,199)	(3,258)	(4,857)	(6,023)	(13,353)
Total shareholders' equity	444,979	445,419	409,285	399,776	344,014
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,412,794	$4,335,310	$4,117,559	$4,264,124	$3,789,920

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended					Year-to-date
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2007	2007	2006	2006	2006	2007	2006
Interest income:
Loans, including fees	$65,489	$61,350	$62,884	$58,158	$55,265	$126,839	$106,041
Securities:
Taxable	5,755	5,461	5,824	5,902	6,011	11,216	12,160
Non-taxable	853	877	922	549	564	1,730	1,151
Trading assets	4	1	53	73	270	5	570
Federal funds sold	274	148	121	55	43	422	85
Deposits in financial institutions	7	17	59	34	32	24	90
Total interest income	72,382	67,854	69,863	64,771	62,185	140,236	120,097

Interest expense:
Demand and savings deposits	7,605	6,039	6,003	4,971	3,883	13,644	6,960
Certificates and other time deposits	13,922	12,350	12,097	9,898	8,542	26,272	15,676
Short-term borrowings	1,257	2,495	4,008	4,690	4,413	3,752	8,575
Subordinated debt	1,162	1,150	1,141	1,155	1,125	2,312	2,180
Junior subordinated debt	1,658	1,231	1,218	1,152	1,409	2,889	3,201
Total interest expense	25,604	23,265	24,467	21,866	19,372	48,869	36,592
Net interest income	46,778	44,589	45,396	42,905	42,813	91,367	83,505
Provision for credit losses	1,000	370	-	895	1,837	1,370	3,163
Net interest income after provision for credit losses	45,778	44,219	45,396	42,010	40,976	89,997	80,342

Noninterest income:
Customer service fees	3,330	3,375	3,547	3,313	3,061	6,705	5,638
Net gain (loss) on trading assets	(1)	1	-	-	(167)	-	(302)
Net loss on the sale of securities	-	-	(358)	-	-	-	-
Net gain on sale of loans	73	504	524	292	205	577	510
Other	4,116	4,054	4,491	3,899	5,920	8,170	9,663
Total noninterest income	7,518	7,934	8,204	7,504	9,019	15,452	15,509

Noninterest expense:
Salaries and employee benefits	19,768	19,688	19,706	18,843	18,822	39,456	37,497
Occupancy expense	4,606	4,362	4,153	4,018	4,061	8,968	7,904
Technology	2,095	2,049	2,098	1,695	1,615	4,144	3,089
Professional fees	1,078	945	1,841	1,408	1,473	2,023	2,898
Postage, delivery and supplies	943	811	861	801	903	1,754	1,693
Marketing	581	355	644	675	709	936	1,093
Core deposits and other intangibles amortization	517	420	428	195	194	937	389
Acquisition costs	166	754	-	638	-	920	-
Other	4,588	4,450	4,737	4,294	5,416	9,038	9,588
Total noninterest expense	34,342	33,834	34,468	32,567	33,193	68,176	64,151

Income before income taxes	18,954	18,319	19,132	16,947	16,802	37,273	31,700
Provision for income taxes	5,856	6,396	6,322	5,218	5,533	12,252	10,399

Net Income	$13,098	$11,923	$12,810	$11,729	$11,269	$25,021	$21,301

Earnings per share (1):
Basic	$0.18	$0.17	$0.18	$0.17	$0.17	$0.35	$0.31
Diluted	$0.18	$0.17	$0.18	$0.17	$0.16	$0.34	$0.31

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Jun. 30,			Mar. 31,
	2007			2007
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$54,986	$1,102	8.04%	$53,481	$1,005	7.62%
Loans held for investment:
Taxable	3,235,036	64,337	7.98%	3,058,283	60,296	8.00%
Non-taxable (3)	3,575	70	7.85%	3,654	69	7.66%
Securities:
Taxable	513,566	5,755	4.49%	493,210	5,461	4.49%
Non-taxable (3)	90,899	1,147	5.06%	93,153	1,187	5.17%
Trading assets	216	4	6.72%	72	1	8.48%
Federal funds sold	24,975	274	4.41%	11,895	148	5.05%
Deposits in financial institutions	648	7	4.32%	1,429	17	4.74%
Total interest-earning assets	3,923,901	72,696	7.43%	3,715,177	68,184	7.44%

Noninterest-earning assets	418,556			389,643
Total Assets	$4,342,457			$4,104,820

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,318,839	$7,605	2.31%	$1,227,422	$6,039	2.00%
Certificates and other time	1,188,480	13,922	4.70%	1,084,700	12,350	4.62%
Short-term borrowings	96,024	1,257	5.25%	188,569	2,495	5.37%
Subordinated debt	46,232	1,162	10.08%	46,125	1,150	10.11%
Junior subordinated debt	82,734	1,658	8.04%	58,678	1,231	8.51%
Total interest-bearing liabilities	2,732,309	25,604	3.76%	2,605,494	23,265	3.62%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,159,410			1,082,426
Shareholders' equity	450,738			416,900
Total Liabilities and Shareholders' Equity	$4,342,457			$4,104,820

Tax Equivalent Net Interest Income & Margin (3)		47,092	4.81%		44,919	4.90%

Tax equivalent adjustment:
Loans		20			20
Securities		294			310
Total tax equivalent adjustment		314			330

Net Interest Income		$46,778			$44,589

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date
	2007			2006
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$54,238	$2,107	7.83%	$8,493	$350	8.30%
Loans held for investment:
Taxable	3,147,148	124,632	7.99%	2,771,636	105,614	7.68%
Non-taxable (3)	3,614	141	7.87%	2,454	111	9.12%
Securities:
Taxable	503,444	11,216	4.49%	547,892	12,160	4.48%
Non-taxable (3)	92,020	2,334	5.11%	59,634	1,592	5.38%
Trading assets	145	5	7.16%	18,368	570	6.26%
Federal funds sold	18,471	422	4.61%	3,814	85	4.52%
Deposits in financial institutions	1,036	24	4.61%	3,997	90	4.55%
Total interest-earning assets	3,820,116	140,881	7.44%	3,416,288	120,572	7.12%

Noninterest-earning assets	404,179			342,948
Total Assets	$4,224,295			$3,759,236

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,273,383	$13,644	2.16%	$1,054,103	$6,960	1.33%
Certificates and other time	1,136,877	26,272	4.66%	839,583	15,676	3.77%
Short-term borrowings	142,041	3,752	5.33%	365,661	8,575	4.73%
Subordinated debt	46,179	2,312	10.10%	45,399	2,180	9.69%
Junior subordinated debt	70,772	2,889	8.23%	73,632	3,201	8.77%
Total interest-bearing liabilities	2,669,252	48,869	3.69%	2,378,378	36,592	3.10%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,121,131			1,038,317
Shareholders' equity	433,912			342,541
Total Liabilities and Shareholders' Equity	$4,224,295			$3,759,236

Tax Equivalent Net Interest Income & Margin (3)		92,012	4.86%		83,980	4.96%

Tax equivalent adjustment:
Loans		41			34
Securities		604			441
Total tax equivalent adjustment		645			475

Net Interest Income		$91,367			$83,505

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2007	2007	2006	2006	2006
Condensed Average Balance Sheet
Loans held for sale	$54,986	$53,481	$64,172	$39,729	$9,434
Loans held for investment	3,238,611	3,061,937	3,066,432	2,862,424	2,817,743
Total loans	3,293,597	3,115,418	3,130,604	2,902,153	2,827,177
Available-for-sale securities, at fair value	440,994	421,069	455,512	454,972	474,554
Held-to-maturity securities, at amortized cost	163,471	165,294	166,048	127,565	122,563
Trading assets	216	72	4,360	6,642	17,969
Other earning assets	25,623	13,324	14,240	7,452	6,268
Total earning assets	3,923,901	3,715,177	3,770,764	3,498,784	3,448,531
Goodwill	160,141	131,507	129,715	85,978	85,026
Core deposits and other intangibles, net	13,787	10,166	10,509	3,224	3,250
All other non-interest earning assets	244,628	247,970	255,556	242,068	249,339
Total assets	$4,342,457	$4,104,820	$4,166,544	$3,830,054	$3,786,146

Noninterest-bearing demand deposits	$1,108,895	$1,031,046	$1,045,883	$998,857	$1,012,805
Interest bearing deposits:
Interest-bearing demand deposits	1,318,839	1,227,422	1,193,946	1,071,169	1,059,200
Jumbo certificates of deposit	732,260	654,466	635,943	561,207	534,952
Regular certificates of deposit	330,084	311,710	310,134	239,866	223,698
Brokered certificates of deposit	126,136	118,524	125,300	119,542	112,686
Total deposits	3,616,214	3,343,168	3,311,206	2,990,641	2,943,341
Short-term borrowings	96,024	188,569	299,667	350,233	354,102
Subordinated debt	46,232	46,125	46,288	44,999	44,784
Junior subordinated debt	82,734	58,678	56,960	52,925	64,887
Accrued interest payable and other liabilities	50,515	51,380	44,932	36,334	34,155
Total liabilities	3,891,719	3,687,920	3,759,053	3,475,132	3,441,269
Total shareholders' equity	450,738	416,900	407,491	354,922	344,877
Total liabilities and shareholders' equity	$4,342,457	$4,104,820	$4,166,544	$3,830,054	$3,786,146

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2007	2007	2006	2006	2006
Period-end Loans:
Loans held for sale	$71,380	$52,962	$54,722	$72,789	$24,215
Loans held for investment:
Commercial and industrial	913,796	862,516	851,973	798,928	808,751
Real Estate:
Commercial	1,371,036	1,360,681	1,338,831	1,326,732	1,284,059
Construction and development	671,429	666,177	598,030	601,429	520,129
Residential mortgage	215,313	215,536	209,226	220,285	171,647
Consumer/other	79,590	81,691	79,785	82,970	72,075
Loans held for investment	3,251,164	3,186,601	3,077,845	3,030,344	2,856,661
Total period-end loans	$3,322,544	$3,239,563	$3,132,567	$3,103,133	$2,880,876

Period-End Deposits:
Noninterest-bearing demand	$1,144,049	$1,132,744	$1,058,135	$1,045,416	$1,033,743
Interest-bearing demand	1,332,469	1,320,245	1,229,313	1,207,722	1,032,465
Certificates and other time deposits:
Jumbo	766,416	749,285	610,330	633,745	564,365
Regular	342,579	325,900	307,419	312,834	231,329
Brokered	145,343	127,530	129,414	118,793	122,473
Total period-end deposits	$3,730,856	$3,655,704	$3,334,611	$3,318,510	$2,984,375

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended					Year-to-date
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2007	2007	2006	2006	2006	2007	2006
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$33,487	$32,027	$34,146	$31,882	$31,116	$32,027	$31,230
Charge-offs:
Commercial, financial and industrial	1,316	535	1,493	458	1,393	1,851	2,421
Real estate, mortgage and construction	166	120	1,637	798	439	286	1,444
Consumer	279	325	420	413	253	604	366
Total charge-offs	1,761	980	3,550	1,669	2,085	2,741	4,231
Recoveries:
Commercial, financial and industrial	541	406	1,261	777	782	947	1,167
Real estate, mortgage and construction	34	2	71	3	2	36	5
Consumer	149	166	99	143	145	315	265
Total Recoveries	724	574	1,431	923	929	1,298	1,437
Net charge-offs	1,037	406	2,119	746	1,156	1,443	2,794
Allowance for credit losses associated with acquired institutions	-	1,496	-	2,152	-	1,496	-
Provision for loan losses	1,000	370	-	858	1,922	1,370	3,446
Allowance for loan losses at end of period	$33,450	$33,487	$32,027	$34,146	$31,882	$33,450	$31,882

Reserve for unfunded loan commitments at beginning of period	927	927	927	890	975	927	1,173
Provision for losses on unfunded loan commitments	-	-	-	37	(85)	-	(283)
Reserve for unfunded loan commitments at end of period	927	927	927	927	890	927	890
Total allowance for credit losses	$34,377	$34,414	$32,954	$35,073	$32,772	$34,377	$32,772

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$10,862	$12,269	$10,611	$14,750	$12,395	$10,862	$12,395
Restructured	772	777	776	-	-	772	-
Real estate acquired by foreclosure	3,064	2,624	1,465	1,764	1,171	3,064	1,171
Other repossessed assets	113	191	404	291	412	113	412
Total nonperforming assets	$14,811	$15,861	$13,256	$16,805	$13,978	$14,811	$13,978

Potential problem loans	$22,775	$28,493	$32,201	$38,761	$43,846	$22,775	$43,846

Accruing loans past due 90 days or more	$1,533	$4,575	$2,731	$308	$543	$1,533	$543

Ratios
Period-end allowance for credit losses to period-end loans	1.03%	1.06%	1.05%	1.13%	1.14%	1.03%	1.14%
Period-end allowance for loan losses to period-end loans	1.01%	1.03%	1.02%	1.10%	1.11%	1.01%	1.11%
Period-end allowance for loan losses to nonperforming loans	287.52%	256.69%	281.27%	231.50%	257.21%	287.52%	257.21%
Nonperforming assets to period-end loans and foreclosed assets	0.45%	0.49%	0.42%	0.54%	0.48%	0.45%	0.48%
Nonperforming loans to period-end loans	0.35%	0.40%	0.36%	0.48%	0.43%	0.35%	0.43%
Nonperforming assets to period-end assets	0.34%	0.37%	0.32%	0.39%	0.37%	0.34%	0.37%
Net charge-offs to average loans (2)	0.13%	0.05%	0.27%	0.10%	0.16%	0.09%	0.20%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)
Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for the quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.

(3)	Taxable-equivalent basis assuming a 35% tax rate.

(4)
The Company revised its efficiency ratio which is calculated by dividing noninterest expense less acquisition costs, an employee severance payment, and Trust Preferred Securities debt issuance costs by tax equivalent basis net interest income plus noninterest income less net gain (loss) on sales of investment securities and less net gain on sale/leaseback transactions. Prior period amounts have been restated to reflect the current methodology.